                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            -------------------------

                                  FORM 8-K / A
                                AMENDMENT NO. 1
                            -------------------------

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 21, 1995

                                IFR SYSTEMS, INC.
- --------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
- --------------------------------------------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)
        0-14224                                           48-0777904
- ----------------------------                   ---------------------------------
(COMMISSION FILE NUMBER)                       (IRS EMPLOYER IDENTIFICATION NO.)

10200 WEST YORK STREET, WICHITA, KANSAS                      67215
- --------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 (316) 522-4981
- --------------------------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

     Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On June 21, 1995, the Registrant consummated the acquisition of substantially all of the assets of York Technology Limited, a company incorporated in England ("York Tech England"), and York Technology Inc. , a New Jersey Corporation ("York Tech USA"), as well as the real estate and building previously leased by York Tech England (the "York Tech Building"). The total purchase price for all of these assets was approximately $6,900,000 (including estimated acquisition costs of $300,000).

     Cornibi Limited, a company incorporated in England and a subsidiary formed by the Registrant for purposes of the York Tech England acquisition ("Cornibi"), acquired substantially all of the assets of York Tech England pursuant to the terms of an Agreement for the purchase of the business of York Technology Limited dated June 21, 1995 by and among York Limited, the parent company of York Tech England, York Tech England, Cornibi Limited, and the Registrant, as amended by supplemental agreement dated June 29, 1995 (as amended, the "York Tech England Acquisition Agreement"). Under the terms of the York Tech England Acquisition Agreement, Cornibi acquired substantially all of the assets of York Tech England for a total purchase price of $4,071,000, payable with a note in the principal amount of $1,872,000 (the "Term Note") and with the balance paid in cash at closing. The balance of the Term Note, without interest, is to be paid on December 31, 1996, and may, at the option of Cornibi, be paid with shares of the Registrant's common stock based on the average market price of the Registrant's common stock for the twenty trading days ending the business day prior to the date of delivery of the shares in full or partial payment of the Term Note. Contemporaneously with the closing of the York Tech England Acquisition Agreement, Cornibi also purchased the York Tech Building from TKM Group Pension Trust Limited("TKM") for 700,000 British pounds or $1,123,000 pursuant to the terms and conditions of a Freehold Agreement dated June 21, 1995 by and between TKM and Cornibi (the "York Tech Building contract").

     At the same time as the closing of the York Tech England Acquisition Agreement and the York Tech Building Contract, Photon Kinetics, Inc., an Oregon corporation and wholly-owned subsidiary of Registrant ("PK"), acquired substantially all of the assets of York Tech USA pursuant to the terms of an Agreement for the purchase of the business of York Technology Inc. dated June 21, 1995 by and among York Limited, the English parent company of York Tech USA, York Tech USA, PK, and the Registrant (the "York Tech USA Acquisition Agreement"). Under the terms of the York Tech USA Acquisition Agreement, PK acquired substantially all of the assets of York Tech USA for a total purchase price of $1,550,000, payable in cash at closing.

     York Tech England and York Tech USA designed, manufactured, and sold fiber optic test and measurement equipment primarily for the fiber production and preparation market. Registrant currently intends for Cornibi to continue the business of York Tech England and for PK to continue the business of York Tech USA.

     The purchase prices for York Tech England and York Tech USA transactions were determined by arms-length negotiations between representatives of the Registrant and York Limited. The purchase price for the York Tech Building was determined by arms-length negotiation between representatives of the Registrant and TKM. With the exception of the Term Note, Registrant's source of funds for the acquisitions was a combination of cash reserves and cash from existing credit facilities.

     The foregoing summary of the acquisition of substantially all of the assets of York Tech England and York Tech USA as well as the York Tech Building is qualified in its entirety by reference to the York Tech England Acquisition Agreement, the York Tech USA Acquisition Agreement, and the York Tech Building Contract, copies of which are exhibits hereto and are incorporated herein by reference.



Item  7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS.

     Set forth below are the financial statements of York Tech England appearing on pages F-1 through F-23 of the attached Appendix, which are hereby incorporated by reference:

          1. Independent auditors report for the year ended September 30, 1994.

          2.   Profit and loss account for year ended September 30, 1994

          3.   Balance sheet as of September 30, 1994.

          4.   Cash flow statement for year ended September 30, 1994.

          5.   Notes to the cash flow statement.

          6.   Notes to the financial statements.

          7. Unaudited condensed profit and loss account for the six months ended March 31, 1995.

          8.   Unaudited condensed balance sheet as of March 31, 1995.

          9. Unaudited condensed cash flow statement for the six months ended March 31, 1995.

          10.  Notes to the unaudited condensed cash flow statement.

          11.  Notes to the unaudited condensed financial statements.

     Financial information for York Tech USA and the York Tech Building is not included in these financial statements of York Tech England, but such information is included in the pro forma financial information described below.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     Set forth below are the unaudited PRO FORMA condensed consolidated financial statements and accompanying explanatory notes, appearing on pages P-1 through P-6 of the attached Appendix, which are hereby incorporated by reference:
          1. Unaudited PRO FORMA condensed consolidated balance sheet as of March 31, 1995.

          2. Unaudited PRO FORMA condensed consolidated statement of income for the year ended June 30, 1994.

          3. Unaudited PRO FORMA condensed consolidated statement of income for the nine months ended March 31, 1995.

          4. Notes to unaudited PRO FORMA condensed consolidated financial statements.



(c)  EXHIBITS.

2.1  Acquisition Agreement for York Technology, Inc. dated June 21, 1995.    *

2.2  Acquisition Agreement for York Technology, Ltd. dated June 21, 1995.    *

2.3  Building transfer agreement with TKM Group Pension Trust Limited dated
     June 21, 1995.                                                          *

2.4  Supplemental Agreement dated June 29, 1995.                             *

99   Press Release dated June 21, 1995.                                      *

* Document has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference and made a part hereof.

                                     SIGNATURE

     Pursuant to the requirements of Securities Exchange Act of 1984, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IFR Systems, Inc.

By /s/ Bruce C. Bingham
   -----------------------------------
Bruce C. Bingham
Treasurer and Chief Financial Officer

                                                                         Annex I










                       YORK 1995 LIMITED
                       (FORMERLY YORK TECHNOLOGY LIMITED)

                       FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED 30 SEPTEMBER 1994

                       Registered number 1721892

York 1995 Limited (formerly York Technology Limited)

Financial statements


CONTENTS                                            PAGE

Independent auditors' report                        1

Profit and loss account                             2

Balance sheet                                       3

Cashflow statement                                  4

Notes to the cash flow statement                    5

Notes to the financial statements                   6 - 16


Unaudited financial information for the six month period ended 31 March 1995

Profit and loss account                             17

Balance sheet                                       18

Cash flow statement                                 19

Notes to the cash flow statement                    20

Notes to the financial statements                   21


KPMG [LOGO]


     Dukes Keep
     Marsh Lane
     Southampton
     Hampshire  SO14 3EX


                          INDEPENDENT AUDITORS' REPORT



The Board of directors and shareholders
York 1995 Limited


We have audited the accompanying balance sheet of York 1995 Limited (formerly York Technology Limited) as at September 30, 1994, and the related profit and loss account and cash flow statement for the year ended September 30, 1994. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of York 1995 Limited (formerly York Technology Limited) as of September 30, 1994 and the results of their operations and cash flows for the year ended September 30, 1994 in conformity with generally accepted accounting principles in the United Kingdom.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in notes 1 and 20 to the financial statements, the company's equity and liquidity position both before and after the sale of its business raise substantial doubt about its ability to continue as a going concern as of September 30, 1994 and about its ability to meet its obligations, including the contingent obligations described in note 16 to the financial statements, after June 21, 1995. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. A description of certain significant differences, as applicable to the company, is included in note 19 to the financial statements.


KPMG
Chartered Accountants
Registered Auditors
Southampton, England

12 December 1994, except as to note 20, which is as of .. August 1995.

York 1995 Limited (formerly York Technology Limited)

Profit and loss account
FOR THE YEAR ENDED 30 SEPTEMBER 1994


                                                  NOTE                 1994
                                                                          L

TURNOVER                                          1 & 2           4,778,324
Cost of sales                                                    (3,770,288)
                                                                 ----------
GROSS PROFIT                                                      1,008,036
Selling and distribution expenses                                  (508,987)
Administrative expenses                                            (333,590)
                                                                 ----------
OPERATING PROFIT                                                    165,459
Interest payable and similar charges                  2              (1,093)
                                                                 ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION         2             164,366
Taxation on profit on ordinary activities             5              (5,000)
                                                                 ----------
PROFIT FOR THE FINANCIAL YEAR                                       159,366
Accumulated deficit brought forward                              (1,359,924)
                                                                 ----------
ACCUMULATED DEFICIT CARRIED FORWARD                              (1,200,558)
                                                                 ----------
                                                                 ----------

There are no recognised gains and losses other than those set out above. All results arise from activities that have now been discontinued (note 20).

York 1995 Limited (formerly York Technology Limited)

Balance sheet
AS AT 30 SEPTEMBER 1994


                                         NOTE              1994
                                                           L              L
FIXED ASSETS
Intangible assets                           6                        41,986
Tangible assets                             7                       152,656
                                                                    -------
                                                                    194,642
CURRENT ASSETS
Stocks                                      8        815,964
Debtors                                     9        975,569
                                                  ----------

                                                   1,791,533
CREDITORS: amounts falling
  due within one year                      10     (2,580,678)
                                                  ----------
NET CURRENT LIABILITIES                                            (789,145)
                                                                   --------
TOTAL ASSETS LESS CURRENT LIABILITIES                              (594,503)
CREDITORS: amounts falling due after
  more than one year                       11                        (3,667)
PROVISIONS FOR LIABILITIES AND CHARGES     12                       (93,097)
                                                                   --------
NET LIABILITIES                                                    (691,267)
                                                                   --------
                                                                   --------

CAPITAL AND RESERVES
Called up share capital                    13                           100
Share premium account                      14                       509,191
Profit and loss account                                          (1,200,558)
                                                                  ---------
                                                                   (691,267)
                                                                  ---------
                                                                  ---------

York 1995 Limited (formerly York Technology Limited)

Cash flow statement
FOR THE YEAR ENDED 30 SEPTEMBER 1994



                                         NOTE              1994
                                                           L              L
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                                  A                       96,819

NET CASH OUTFLOW FROM SERVICING OF FINANCE
  Interest paid                                                      (1,093)

TAXATION
  Overseas tax paid                                                  (5,000)

INVESTING ACTIVITIES
  Purchase of tangible fixed assets                (108,537)
  Purchase of intangible fixed assets                (9,048)
  Sale of fixed assets                                5,430
                                                   --------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                         (112,155)

FINANCING:
  Capital element of finance leases          C                       (8,570)
                                                                  ---------
DECREASE IN CASH AND CASH EQUIVALENTS        B                      (29,999)
                                                                  ---------
                                                                  ---------

York 1995 Limited (formerly York Technology Limited)

Notes to the cash flow statement
FOR THE YEAR ENDED 30 SEPTEMBER 1994


A    NET CASH INFLOW FROM OPERATING ACTIVITIES


                                                                       1994
                                                                          L
          Operating profit                                          165,459
          Depreciation charges                                       76,138
          Increase in debtors                                      (202,758)
          Decrease in creditors                                     (83,923)
          Decrease in stocks                                        188,201
          Reduction in warranty provision                           (46,298)
                                                                    -------
                                                                     96,819
                                                                    -------
                                                                    -------


B         DECREASE IN CASH AND CASH EQUIVALENTS


                                    1994          Change               1993
                                       L               L                  L
          Bank overdraft       1,226,660          (29,999)        1,196,661
                              ==========       ==========        ==========

C         ANALYSIS OF CHANGES IN FINANCING

                                                              FINANCE LEASE
                                                                          L
          At 1 October 1993                                             459
          New financing                                              15,960
          Repayments made                                            (8,570)
                                                                    -------
          At 30 September 1994                                        7,849
                                                                    =======

York 1995 Limited (formerly York Technology Limited)

Notes to the financial statements


1    ACCOUNTING POLICIES

     The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's financial statements.

     BASIS OF PREPARATION

     The financial statements have been prepared under the historical cost accounting rules and in accordance with applicable accounting standards.

     The financial statements have also been prepared on a going concern basis. The validity of this basis is dependent upon the continued support of the holding company for the company and certain other group undertakings, the bank loans and overdrafts of which have been guaranteed by the company (see note 16b).


     The continued support of the holding company is in turn dependent on the continued support of the group's bankers, creditors and shareholders.

     If the company were unable to continue to trade, adjustments would have to be made to reduce the value of assets to their recoverable amount and to provide for any further liabilities that might arise.

     See note 20 for the effects of the sale of the business.

     TURNOVER

     Turnover is stated at the value of sales net of discounts, returns and value added tax.

     DEPRECIATION

     Depreciation is provided on a straight line basis to write off the cost of fixed assets over their estimated useful lives. No depreciation is provided until an asset is brought into use. The rates of depreciation are as follows:-

                                   Per annum

     Leasehold improvements             10%
     Intangible assets                  20%
     Computer aided design equipment    20%
     Prototypes                         50%
     Tooling                            100%
     All other plant and equipment      33 1/3%


     STOCKS

     Stocks and work in progress are valued at the lower of cost and net realisable value. The weighted average method is used in determining cost. The cost of work in progress includes production overheads.

York 1995 Limited (formerly York Technology Limited)

     DEFERRED TAXATION

     Deferred taxation is provided using the liability method in respect of the taxation effect of all timing differences to the extent that it is probable that liabilities will crystallise in the foreseeable future.

     FOREIGN EXCHANGE

     Assets and liabilities denominated in foreign currencies have been translated into sterling at rates ruling at the balance sheet date and transactions during the year have been translated at rates which approximate to those ruling on the transaction date. The resulting gains and losses arising on foreign exchange have been credited or charged to the profit and loss account.

     RESEARCH AND DEVELOPMENT

     Expenditure on research and development is written off in the period during which it is incurred.

     GRANTS

     Revenue based grants are credited to profit and loss account in the same period in which the expenditure to which they relate is incurred.

     WARRANTIES FOR PRODUCTS

     Provision is made for the estimated liability on all products still under warranty.

     LEASES

     Expenditure on operating leases is charged to the profit and loss account on a basis representative of the benefit derived from the assets, normally corresponding to the payment of rentals.

     Assets acquired under finance leases are capitalised and the corresponding liability is included as a creditor. Rentals paid are apportioned between finance charges and a reduction in the liability.

     PENSIONS

     The company participates in a group pension scheme providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the group, being invested with an insurance company.

     Contributions to the group pension scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives within the group.

     SHORT TERM CONTRACTS

     Amounts received in advance on short term development contracts are deferred until the terms of the contract are substantially complete.

York 1995 Limited (formerly York Technology Limited)

2         TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

          Turnover and profit on ordinary activities before taxation derive from sales of optical fibre instrumentation.

          An analysis of turnover and profit on ordinary activities before taxation by geographical area and activity has not been given because, in the opinion of the directors, such disclosure would be seriously prejudicial to the interests of the company.


          PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED

                                                                  1994
                                                                     L
          AFTER CHARGING/(CREDITING)

          Redundancy and reorganisation costs                    9,028
          Depreciation
              Owned tangible assets                             64,523
              Intangible fixed assets                           11,615
          Auditors' remuneration                                10,000
          Finance charges on finance leases                      1,093
          Hire of plant and machinery                           55,740
          Foreign currency exchange loss                         3,994
                                                                ======

          Bank overdraft interest is borne by the holding company, York Limited.

3         EMOLUMENTS OF DIRECTORS

                                                                  1994
                                                                     L

          Directors' emoluments in the year were as follows:
              As directors                                           -
              As executives                                     97,387
              Pension costs                                      5,604
                                                               -------
                                                               102,991
                                                               =======

York 1995 Limited (formerly York Technology Limited)

3         EMOLUMENTS OF DIRECTORS (CONTINUED)

          The emoluments of the Chairman in the year were LNil and those of the highest paid director, excluding pension contributions, were L50,149.

          The emoluments of the directors in the year were within the following ranges:

                                    NUMBER OF DIRECTORS
                                                   1994
          L0    -    L 5,000                          4
     L45,001    -    L50,000                          1
     L50,001    -    L55,000                          1

4         EMPLOYEE INFORMATION


          The average number of persons employed (including directors) during the year was as follows:

                                                                          1994
          Production and engineering                                        52
          General administration, sales and marketing                       17
                                                                         -----
                                                                            69
                                                                         =====
          The costs of these employees during the year
          were as follows:
                                                                          1994
                                                                             L

          Wages and salaries                                         1,371,743
          Social security costs                                        115,673
          Other pension costs (see note 17)                             49,071
                                                                     ---------
                                                                     1,536,487
                                                                     =========

York 1995 Limited (formerly York Technology Limited)

5         TAXATION

                                                        1994
                                                           L
          Foreign withholding tax                      5,000
                                                      ======

          There is no corporation tax charge for the year, due to losses available. There are tax losses of approximately L1,039,000 available for offset against future profits.

6         INTANGIBLE FIXED ASSETS

                                                                      Licences
                                                                   and patents
                                                                             L
          COSTS
          At beginning of year                                          85,363
          Additions                                                      9,048
                                                                        ------
          At end of year                                                94,411
                                                                        ------
          AMORTISATION
          At beginning of year                                          40,810
          Charge for the year                                           11,615
                                                                        ------
          At end of year                                                52,425
                                                                        ------
          NET BOOK VALUE
          AT 30 SEPTEMBER 1994                                          41,986
                                                                        ======

York 1995 Limited (formerly York Technology Limited)

7         TANGIBLE FIXED ASSETS

                                 Leasehold           Motor               Plant and          Furniture           Total
                              improvements        vehicles               machinery         and office
                                                                                            equipment
                                         L                   L                  L                   L               L
          COST
          At beginning of year     222,912              57,311             417,109             311,841        1,009,173
          Additions                    872              13,655              35,023              74,947          124,497
          Disposals                     -              (23,902)                  -              (1,514)         (25,416)
                                  --------            --------            --------             --------     -----------
          At end of year           223,784              47,064             452,132             385,274        1,108,254
                                  --------            --------           --------              --------     -----------

          DEPRECIATION
          At beginning of year     172,408             51,311              403,677             283,665          911,061
          Charge for year           24,082              3,561               10,006              26,874           64,523
          Disposals                      -            (19,902)                   -                 (84)         (19,986)
                                  --------           --------             --------            --------      -----------
          At end of year           196,490             34,970              413,683             310,455          955,598
                                  --------           --------             --------            --------      -----------

          NET BOOK VALUE
          AT 30 SEPTEMBER 1994      27,294             12,094               38,449              74,819          152,656
                                  --------           --------             --------            --------      -----------
                                  --------           --------             --------            --------      -----------


8         STOCKS

                                                                    1994
                                                                       L
          Raw materials and consumables                          154,923
          Work in progress                                       476,793
          Finished goods and goods for sale                      184,248
                                                               ---------
                                                                 815,964
                                                               =========

York 1995 Limited (formerly York Technology Limited)


9         DEBTORS

                                                                    1994
                                                                       L
          Trade debtors                                          866,800
          Amounts owed by group companies                         58,020
          Other debtors                                           12,520
          Prepayments and accrued income                          38,229
                                                                 -------
                                                                 975,569
                                                                 =======

10        CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                 1994
                                                                    L
          Bank overdraft (secured)                          1,226,600
          Trade creditors                                     717,766
          Payroll taxes and social security                    85,648
          Accruals and deferred income                        546,422
          Hire purchase creditors                               4,182
                                                            ---------
                                                            2,508,678
                                                            ---------
                                                            ---------

          The bank overdraft is secured by a fixed and floating charge over the assets of York Limited, York 1995 Limited, York Ventures and Special Optical Products Limited, York Fibres Limited and York Sensors Limited.

11        CREDITORS:  AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                 1994
                                                                    L
          Total hire purchase and finance lease
           liability (excluding finance charges
           allocated to future periods)                         7,849
          Less: amounts falling due in one year                (4,182)
                                                               -------
          Hire purchase and finance lease
           obligations due between two and five years           3,667
                                                               ======

York 1995 Limited (formerly York Technology Limited)

12        PROVISIONS FOR LIABILITIES AND CHARGES

                                                                          L
          a         Warranty provision
                    At 1 October 1993                              139,395
                    Credit to profit and loss account in year      (46,298)
                                                                   -------
                    At 30 September 1994                            93,097
                                                                   =======

          b         Deferred taxation

                    The amounts provided for deferred tax, being the full potential liability, are set out below:

                                                                       1994
                                                                          L
                    Accelerated capital allowances                      234
                    Other timing differences                           (234)
                                                                      -----
                    Provision at 30 September 1994                        -
                                                                      =====

13        CALLED UP SHARE CAPITAL

                                                                          L
          AUTHORISED, ISSUED AND FULLY PAID
          100 ordinary shares of L1 each at 30 September 1994           100
                                                                      =====

14         SHARE PREMIUM ACCOUNT

                                                                          L
          At 30 September 1994                                      509,191
                                                                    =======

York 1995 Limited (formerly York Technology Limited)

15        COMMITMENTS

          At the end of the financial year the company had annual commitments under non-cancellable operating leases as follows:

                                                      1994
                                               LAND AND     OTHER
                                              BUILDINGS
                                                      L         L
          OPERATING LEASES WHICH EXPIRE:
          Within one year                             -     3,038
          In second to fifth year                     -    41,151
          Over five years                        90,000         -
                                                 ------    ------
                                                 90,000    44,189
                                                 ======    ======

16        CONTINGENT LIABILITIES

          a There are contingent liabilities amounting to L5,160 at 30 September 1994, in respect of guarantees given in the ordinary course of business.

          b There is a contingent liability amounting to L640,491 at 30 September 1994, in respect of a guarantee and debenture between York Limited, York 1995 Limited, York Ventures and Special Optical Products Limited, York Sensors Limited, York Fibers Limited and Barclays Bank plc.

17        PENSIONS

          As explained in the accounting policy note 1, the company participates in a group pension scheme providing benefits based on final pensionable pay, contributions being charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the company. The contributions are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 June 1993.

          The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions. It was assumed that the investment returns would be 9% per annum, that salary increases would average 7% per annum and that present and future pensions would increase at the rate of 5% per annum.

          The company pension charge for the year was L49,071.

          The most recent actuarial valuation showed that the market value of the scheme's assets was L1,079,417 and that the actuarial value of those assets represented 94% of the benefits that had accrued to members, after allowing for expected future increases in earnings.

York 1995 Limited (formerly York Technology Limited)

17        PENSIONS (CONTINUED)

          The contributions of the company and employees were 6% and 5% respectively, with the company's contribution increasing to 7.3% with effect from 1 June 1994.

          At 30 September 1994 contributions amounting to L76,581 were payable by the company to the pension scheme and are included in creditors.

18        ULTIMATE HOLDING COMPANY

          York 1995 Limited is a wholly owned subsidiary of York Limited, a company incorporated in England.

19 SIGNIFICANT DIFFERENCES BETWEEN UK GENERALLY ACCEPTED ACCOUNTING PRACTICE "GAAP" AND US GAAP

          DEFERRED TAXATION

          Deferred corporation tax has, in accordance with UK GAAP, been provided under the liability method to the extent that it is probable that a liability will crystallise in the foreseeable future. US GAAP requires that deferred taxes be provided fully under the liability method for all temporary differences between carrying values for financial reporting purposes and the tax bases of assets and liabilities. A valuation allowance is recognised to the extent it is more likely than not that any deferred tax assets will not be realised.

          LEASES

          UK GAAP requires the capitalisation of a leased asset and recording of the related lessee liability if the lease transfers substantially all the risks and rewards of ownership of the asset to the lessee.

          US GAAP requires the capitalisation of a lease by the lessee if one of the following criteria applies:

                    -    the lease transfers ownership;
                    -    the lease contains a bargain purchase option;
                    - the lease term is equal to or greater that 75% of the estimated economic life of the property; or
                    - the present value of the minimum lease payments equal or exceeds 90% of the fair value of the property, less any investment tax credit retained by the lessor.

          CASH FLOW STATEMENTS

          The principal differences between cash flow statements prepared in conformity with UK GAAP and those prepared in conformity with US GAAP are as follows:

          - Under UK GAAP, net cash flow from operating activities is determined before considering cash flows from (a) servicing of finance and (b) taxes paid. Under US GAAP, net cash flow from operating activities would be determined after these items.

          - The UK GAAP definition of cash and cash equivalents includes advances from banks or financial institutions with a maturity of three months or less at the date of the advance. Under US GAAP these liabilities would be part of financing activities.

York 1995 Limited (formerly York Technology Limited)

19        SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP (CONTINUED)

          PENSIONS

          Under UK and US GAAP, pension costs are determined on a systematic basis over the length of service of employees. US GAAP is more prescriptive in the application of the actuarial method and assumptions to be applied in the calculation of pension costs. As a result, the calculations under US GAAP are more liable to amendment from year to year, giving rise to adjustments by comparison with UK GAAP.

          COSTS BORNE BY HOLDING COMPANY

          When costs and expenses (eg interest on overdraft positions) are borne by a parent company, UK GAAP does not require that the effect of such support be reflected in the accounts of the company. Under US GAAP, these costs would be reflected in the company's financial statements as an expense and a capital contribution.

          OTHER DISCLOSURE REQUIREMENTS

          US GAAP requires a number of significant additional footnote disclosures which are not required under UK GAAP.

20        SUBSEQUENT SALE OF THE BUSINESS

          On June 21, 1995, the company's business activities were sold to an unrelated party for cash of L1,280,683 and a note receivable from the acquiror for the balance of the purchase price which can be in the range from L1,447,000 to L2,307,000 depending on the performance of the business after acquisition. The aggregate proceeds may be insufficient to eliminate the company's negative equity and, in any case, will not permit the company to meet its obligations when due since the note is not payable until December 31, 1996.

          The company has not yet made any specific arrangements to overcome its resulting liquidity problems or its potential insolvency nor is there any assurance that such arrangements can be successfully made.

York 1995 Limited (formerly York Technology Limited)

Profit and loss account
FOR THE SIX MONTH PERIOD ENDED 31 MARCH 1995


                                                                        199

TURNOVER                                                              1,886,42
Cost of sales                                                       (1,628,555

                                                                    ----------
GROSS PROFIT                                                           257,86
Selling and distribution expenses                                     (224,273
Administrative expenses                                               (197,718

                                                                    ----------
OPERATING LOSS                                                        (164,126
Interest payable and similar charges                                  ( 91,505

                                                                    ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                         (255,631
Taxation on profit on ordinary activities
                                                                    ----------
LOSS FOR THE FINANCIAL YEAR                                           (255,631
Accumulated deficit brought forward                                 (1,200,558

                                                                    ----------
ACCUMULATED DEFICIT CARRIED FORWARD                                 (1,456,189
                                                                    ----------
                                                                    ----------


There are no recognised gains and losses other than those set out above. All results arise from activities that have now been discontinued.


York 1995 Limited (formerly York Technology Limited)

Balance sheet
AS AT 31 MARCH 1995
(UNAUDITED)







                                     Note
                                                                       1995

                                                             L               L

FIXED ASSETS
Intangible assets                                                       44,025
Tangible assets                                                        150,184
                                                                       -------
                                                                       194,209


CURRENT ASSETS
Stocks                              2                  797,251
Debtors                                              1,164,780
                                                     ---------
                                                     1,962,031

CREDITORS: amounts falling
  due within one year                               (2,005,148)
                                                     ---------
NET CURRENT LIABILITIES                                             (1,043,118)
                                                                     - --------
TOTAL ASSETS LESS CURRENT LIABILITIES                                 (848,909)
CREDITORS:  amounts falling due after more
 than one year                                                          (3,667)
Provisions for liabilities and charges                                 (94,322)
                                                                      --------

NET LIABILITIES                                                       (946,898)
                                                                      --------
                                                                      --------

CAPITAL AND RESERVES
Called up share capital                                                    100
Share premium account                                                  509,191
Profit and loss account                                             (1,456,189)
                                                                     ---------
                                                                      (946,898)
                                                                     ---------
                                                                     ---------

York 1995 Limited (formerly York Technology Limited)

Cash flow statement
FOR THE SIX MONTH PERIOD ENDED 31 MARCH 1995




                                                                          1995
NET CASH OUTFLOW FROM OPERATING
ACTIVITIES                                                            (139,818)

NET CASH OUTFLOW FROM SERVICING OF
FINANCE
   Interest paid                                                       (91,505)

INVESTING ACTIVITIES
   Purchase of tangible fixed assets                   (64,326)
   Purchase of intangible fixed assets                  (8,477)
   Sale of fixed assets                                 33,531
                                                      --------

NET CASH OUTFLOW FROM INVESTING
ACTIVITIES                                                             (39,272)


FINANCING:
Capital element of finance leases                                       (2,091)
                                                                      --------
DECREASE IN CASH AND CASH EQUIVALENTS                                 (272,686)
                                                                      --------
                                                                      --------

York 1995 Limited (formerly York Technology Limited)

Notes to the cash flow statement
(unaudited)

A    NET CASH OUTFLOW FROM OPERATING ACTIVITIES


                                                                       1995
                                                                              L

   Operating loss                                                     (164,126)
   Depreciation charges                                                 39,705
   Increase in debtors                                                (189,211)
   Increase in creditors                                               153,876
   Decrease in stocks                                                   18,713
   Increase in warranty provision                                        1,225
                                                                       -------
                                                                      (139,818)
                                                                       -------
                                                                       -------


B  DECREASE IN CASH AND CASH EQUIVALENTS


                                          1995          Change           1994
                                             L               L              L

   Bank overdraft                    1,499,346         272,686       1,226,660
                                    ----------      ----------      ----------
                                    ----------      ----------      ----------



C  ANALYSIS OF CHANGES IN FINANCING


                                                                       FINANCE
                                                                         LEASE
                                                                             L
   At 1 October 1994                                                     7,849
   Repayments made                                                      (2,091)
                                                                       -------
   At 31 March 1995                                                      5,758
                                                                       -------
                                                                       -------

York 1995 Limited (formerly York Technology Limited)


Notes to financial statements (unaudited)


1  BASIS OF PRESENTATION

   The condensed interim financial statements included herein have been prepared in conformity with generally accepted accounting principles in the United Kingdom and should be read in conjunction with the September 30, 1994 audited financial statements. The condensed interim statements are unaudited but reflect all adjustments (consisting only of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the Company's financial position and the results of operations for interim periods. The results for the six months ended 31 March 1995 are not necessarily indicative of the results to be expected for the full year.

2  STOCKS


                                                          1995
                                                             L
   Raw materials and consumables                        207,313
   Work in progress                                     372,147
   Finished goods and goods for sale                    217,791

                                                       --------
                                                        797,251
                                                       --------
                                                       -------

3    CONTINGENT LIABILITIES

     a There are contingent liabilities amount to L19,153 at 31 March 1995, in respect of guarantees given in the ordinary course of business.

     b There is a contingent liability amounting to L248,468 at 31 March 1995, in respect of a guarantee and debenture between York Limited, York 1995 Limited, York Ventures and Special Optical Products Limited, York Sensors Limited, York Fibers Limited and Barclays Bank plc.

4    POST BALANCE SHEET EVENT

     On June 21, 1995, the company's business activities were sold to an unrelated party for cash of L1,280,683 and a note receivable from the acquiror for the balance of the purchase price which can be in the range from L1,447,000 to L2,307,000 depending on the performance of the business after acquisition. The aggregate proceeds may be insufficient to eliminate the company's negative equity and, in any case, will not permit the company to meet its obligations when due since the note is not payable until December 31, 1996.

     The company has not yet made any specific arrangements to overcome its resulting liquidity problems or its potential insolvency nor is there any assurance that such arrangements can be successfully made.

                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


     The following pro forma condensed consolidated balance sheet as of March 31, 1995, and the pro forma condensed consolidated statements of income for the year ended June 30, 1994, and nine months ended March 31, 1995, give effect to the acquisition of all of the inventory and fixed assets of York Technology Limited, a company incorporated in England ("York Tech England"), and York Technology, Inc., a New Jersey Corporation ("York Tech USA"), as well as the real estate and building previously leased by York Tech England ("York Tech Building") as if these acquisitions occurred at the beginning of the period presented. The pro forma information is based on the historical financial statements of York Tech England, York Tech USA (collectively "York") and IFR Systems, Inc. and subsidiary ("IFR") giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.



     The pro forma financial statements have been prepared by IFR management based upon the financial statements of York Tech England, included elsewhere herein, and York Tech USA. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of York Tech England appearing on pages F-1 through F-23 of the attached Appendix, and the audited consolidated financial statements of IFR included in its 1994 Annual Report on Form 10-K.

                       IFR SYSTEMS, INC. AND SUBSIDIARIES
           PRO FORMA CONSENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)



                                                                         MARCH 31, 1995
                                             -----------------------------------------------------------------
                                                                          ACQUISITION
                                               AS REPORTED                  PRO FORMA           PRO FORMA
                                                   IFR                     ADJUSTMENTS         CONSOLIDATED
                                             -----------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                    $          80          $         -           $          80
  Accounts receivable                                 12,959                    -                  12,959
  Inventory                                           20,748                  1,791  (B)           22,539
  Prepaid expenses and other                           1,221                    -                   1,221
                                               -------------          -------------         -------------
Total current assets                                  35,008                  1,791                36,799
Property and equipment, net                            6,160                  1,357  (B)            7,517
Property under capital lease, net                      2,365                    -                   2,365
Other assets:
  Cost in excess of net assets acquired                6,182                  3,752  (B)            9,934
  Patents, trademards and other intangibles              712                    -                     712
  Sundry                                                 495                    -                     495
Total other assets                                     7,389                  3,752                11,141
                                               -------------          -------------         -------------
TOTAL ASSETS                                   $      50,922          $       6,900         $      57,822
                                               -------------          -------------         -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term bank borrowings                   $       2,175          $       4,308  (B)    $       6,483
  Accounts payable                                     3,211                    -                   3,211
  Other liabilities and accrued expenses               4,808                     22  (B)            4,830
                                               -------------          -------------         -------------
Total current liabilities                             10,194                  4,330                14,524
Capital lease obligations                              2,430                    -                   2,430
Long-term debt                                            65                  2,570  (B)            2,635
Deferred income taxes                                    451                    -                     451
Shareholders' equity
  Common stock                                            62                    -                      62
  Additional paid-in capital                           6,403                    -                   6,403
  Cost of common stock in treasury                    (6,400)                   -                  (6,400)
  Unamortized deferred compensation                      (16)                                         (16)
  Retained earnings                                   37,733                    -                  37,733
                                               -------------          -------------         -------------
Total shareholders' equity                            37,782                    -                  37,782
                                               -------------          -------------         -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $      50,922          $       6,900         $      57,822
                                               -------------          -------------         -------------



See notes to unaudited pro forma condensed consolidated financial statements.

                       IFR SYSTEMS, INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                                 (IN THOUSANDS)


                                                                         YEAR ENDED JUNE 30, 1994
                                             -------------------------------------------------------------------------
                                                       AS REPORTED                    PRO FORMA           PRO FORMA
                                                   IFR           YORK                ADJUSTMENTS         CONSOLIDATED
                                             -------------------------------------------------------------------------

SALES                                         $  65,073       $  8,705                $     --           $  73,778
COST OF PRODUCTS SOLD                            41,467          4,324                      --              45,791
                                              ---------       --------                --------           ---------
   GROSS PROFIT                                  23,606          4,381                      --              27,987


OPERATING EXPENSES
   Selling                                        7,867          1,402                  (280(C)              8,989
   Administrative                                 4,757            902                    60(C)              5,719
   Engineering                                    8,981          1,680                     (25)(C)          10,411
                                              ---------       --------                --------           ---------
                                                 21,605          3,984                    (470)             25,119
                                              ---------       --------                --------           ---------
OPERATING INCOME                                  2,001            397                     470               2,868

OTHER INCOME (EXPENSE)                             (310)           (41)                   (425)(C)            (776)
INCOME BEFORE INCOME                          ---------       --------                --------           ---------
  TAXES                                           1,691            356                      45               2,092

INCOME TAXES                                        704             18                   178(C)                900
                                              ---------       --------                --------           ---------
   NET INCOME                                 $     987       $    338                $   (133)          $   1,192
                                              ---------       --------                --------           ---------
                                              ---------       --------                --------           ---------
Net Income Per Common
   Share                                      $    0.19       $   0.06                $  (0.03)             $ 0.23
                                              ---------       --------                --------           ---------
                                              ---------       --------                --------           ---------
Average Common Shares
   Outstanding                                    5,237          5,237                   5,237               5,237
                                              ---------       --------                --------           ---------
                                              ---------       --------                --------           ---------


See notes to unaudited pro forma condensed consolidated financial statements.

                       IFR SYSTEMS, INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                                 (IN THOUSANDS)


                                                                    NINE MONTHS ENDED MARCH 31, 1994
                                             -------------------------------------------------------------------------
                                                       AS REPORTED                    PRO FORMA           PRO FORMA
                                                   IFR           YORK                ADJUSTMENTS         CONSOLIDATED
                                             -------------------------------------------------------------------------

SALES                                         $  57,800       $  5,714               $     --            $  63,514
COST OF PRODUCTS SOLD                            36,330          3,047                     --               39,377
                                              ---------       --------                --------           ---------
   GROSS PROFIT                                  21,470          2,667                     --               24,137


OPERATING EXPENSES
   Selling                                        6,784            907                  (210(C)              7,481
   Administrative                                 3,851            701                    45(C)              4,597
   Engineering                                    7,600          1,295                    (188)(C)           8,707
                                              ---------       --------                --------           ---------
                                                 18,235          2,903                    (353)             20,785
                                              ---------       --------                --------           ---------
OPERATING INCOME                                  3,235           (236)                    353               3,352

OTHER INCOME (EXPENSE)                             (290)          (188)                   (319)(C)            (797)
INCOME BEFORE INCOME                          ---------       --------                --------           ---------
  TAXES                                           2,945           (424)                     34               2,555

INCOME TAXES                                      1,227             18                      --               1,245
                                              ---------       --------                --------           ---------
   NET INCOME                                 $   1,718       $   (442)               $     34           $   1,310
                                              ---------       --------                --------           ---------
                                              ---------       --------                --------           ---------
Net Income Per Common
   Share                                      $    0.32      $   (0.08)               $  (0.01)             $ 0.24
                                              ---------       --------                --------           ---------
                                              ---------       --------                --------           ---------
Average Common Shares
   Outstanding                                    5,391          5,391                   5,391               5,391
                                              ---------       --------                --------           ---------
                                              ---------       --------                --------           ---------



See notes to unaudited pro forma condensed consolidated financial statements.

IFR SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS (UNAUDITED)




(A) The pro forma condensed consolidated statements of income for the year ended June 30, 1994 and the nine months ended March 31, 1995 have been prepared as if the purchase had taken place on July 1, 1993 and July 1, 1994, respectively. The March 31, 1995 pro forma condensed consolidated balance sheet has been prepared assuming the transaction occurred on that date. Becuase IFR and York have different fiscal year ends, York's results of operations for the period from July 1, 1994 to September 30, 1994, have been included in the pro forma condensed consolidated statements of income for both the year ended June 30, 1994, and the nine months ended March 31, 1995. Sales and net income for this period which is included in both pro forma condensed consolidated statements of income were $2,268,000 and $94,000, respectively.



(B) This transaction is being accounted for as a purchase. The purchase price has been allocated to the assets based on their estimated fair market values. Estimated fair market values may not represent fair market values that ultimately may be determined. The following are the pro forma adjustments made to reflect York's estimated fair market values as of June 21, 1995, the acquisition date.




                                                  ASSETS
                                                  ------
                                              (in thousands)
Inventories                                       $1,791
Intangibles                                        3,752
Property and Equipment                             1,357
                                                  ------

Total Purchase Price                              $6,900
                                                  ------
                                                  ------



     The pro forma financial statements assume a $6,900,000 purchase price, which includes transaction costs of approximately $300,000. This amount includes approximately $5,028,000 representing estimated cash payments and approximately $1,872,000 representing issuance of a non-interest bearing note. The cash payments were financed with a term loan of $720,000 and short-term bank borrowings. The purchase agreement specifies that the purchase price may be increased or decreased by an amount not to exceed $425,000, based on the level of sales achieved by the acquired businesses in fiscal 1996. Any such change in purchase price will be reflected as an adjustment to cost in excess of net assets acquired.

(C) For purposes of determining the pro forma effect of the acquisition on the IFR consolidated statement of income, the following pro forma adjustments have been made:




                                                        YEAR ENDED            NINE MONTHS ENDED
                                                       JUNE 30, 1994             MARCH 31, 1995
                                                              INCREASE (DECREASE) INCOME
1.  Increase in amortization expense
     resulting from amortization over 20
     years of cost in excess of net assets
     acquired.                                         $(   188)                     $(    141)

2.   Increase in interest expense
      resulting from short-term bank
      borrowings to finance cash
      portion of the purchase price.                    (   360)                      (    270)

3.   Increase in interest expense
      resulting from term loan obtained
      on building purchased.                            (    65)                      (     49)

4.   Increase in depreciation expense
      resulting from purchase of building               (    45)                      (     34)


5.   Decrease in rent expense
      resulting from purchase of building.                  173                            130

6.   Decrease in engineering cost
      including travel due to redundancy
      in positions at IFR subsidiary
      Photon Kinetics and York.                             250                           188

7.   Decrease in selling costs including
      travel due to redundancy in positions
      at IFR subsidiary Photon Kinetics.                    280                           210

8.   Increase in income tax expense
      resulting from pro forma adjustments
      and normalizing of York's income
      tax expense.                                      (   178)



                         TOTAL                         $(   133)                     $     34
                                                       --------                      --------
                                                       --------                      --------

                                  Exhibit Index

EXHIBIT                                                     SEQUENTIALLY
    NO.   DESCRIPTION OF EXHIBIT                            NUMBERED PAGE
- -------   ----------------------                            -------------

2.1       Acquisition Agreement for York Technology, Inc.
          dated June 21, 1995.                                   *

2.2       Acquisition Agreement for York Technology, Ltd
          dated June 21, 1995                                    *

2.3       Building transfer agreement with TKM Group Pension
          Trust Limited dated June 21, 1995.                     *

2.4       Supplemental Agreement dated June 29, 1995.            *

99        Press Release dated June 21, 1995.                     *



* Document has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference and made a part hereof.